Exhibit 99.1

VICORP Restaurants, Inc. Announces

Fiscal Fourth Quarter 2005 Results

DENVER, CO (January 27, 2006) – VICORP Restaurants, Inc., today announced financial results for its fiscal fourth quarter ended November 3, 2005.  Net revenues for the fourth quarter of 2005 were $120.9 million, a 4.3% increase from net revenues of $115.9 million reported in the fourth quarter of 2004. The increase in the net revenue resulted from sales at the sixteen new restaurants, net of closures, opened throughout fiscal 2005.  Comparable restaurant sales for the fourth quarter of 2005 declined 0.8% versus the previous year’s fourth quarter.  Comparable restaurant sales for Village Inn and Bakers Square decreased 0.1% and 1.3%, respectively.  The net loss for the fourth quarter of 2005 was $0.6 million versus a net loss of $1.9 million in the comparable period of 2004, which included a pre-tax charge of $3.2 million related to the settlement of litigation.  Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA” – as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the fourth quarter of 2005 was $14.7 million versus $15.7 million for the fourth quarter of 2004.

Operating profit was $7.1 million in the fourth quarter of 2005 versus $4.2 million in the fourth quarter of 2004.  Operating profit for fiscal 2005 included employee compensation expense related to a former officer of $0.6 million and fiscal 2004 included litigation settlement costs of $3.2 million.  Excluding these two items, operating margin was flat in the two quarters at 6.4% of total revenues.  Food cost as a percentage of restaurant sales declined .7 pt in the fourth quarter of 2005 versus the comparable period of 2004 as increased pricing more than offset increases in commodity costs on a percentage basis.  Labor costs as a percentage of restaurant sales were flat at 33.4% in the fourth quarter of 2005 versus the comparable quarter of 2004, as increases in average wage at the hourly level were offset by lower indirect labor costs on a percentage basis.  Other operating expenses increased by 1.8 pts as a percentage of restaurant sales primarily due to a 1.1 pt increase in marketing expenses in the fourth quarter of 2005, reflecting efforts in 2005 to spread marketing expenditures more evenly throughout the fiscal year than in previous fiscal years.  In addition, the increase in other operating expenses on a percentage basis was also due to higher preopening and occupancy costs incurred in the fiscal 2005 fourth quarter versus that of the comparable quarter of 2004.  The increase in preopening costs was a result of increased new restaurant opening activity in the fourth quarter of 2005 and early in 2006, versus the comparable period of last year.  The increase in percentage occupancy costs in the fourth quarter of 2005 versus the comparable period of 2004 was largely a result of negative leverage associated with normal increases in occupancy costs relative to the decline in comparable restaurant sales.

Debra Koenig, CEO, commented, “While we are disappointed with the comparable sales decline of 1.3% in our Bakers Square concept in the fourth quarter, we are, nonetheless, encouraged that the comparable sales performance improved over that of the third quarter.  The Village Inn concept showed slightly negative same store sales of 0.1% in the fourth quarter, reflecting the impact on the base restaurants of the addition of 13 new Village Inn restaurants into existing markets since the beginning of fiscal 2005.  We are pleased with the results to date of our new store strategy.  During the fourth quarter, we opened 8 new restaurants, bringing the total for fiscal 2005 to 18 new restaurant openings; 14 new Village Inn restaurants and 4 new Bakers Square restaurants.  In addition, since the end of fiscal 2005, we have opened 6 new Village Inn restaurants and acquired 4 Village Inn franchise restaurants in the Tulsa, Oklahoma market.  Throughout fiscal 2006, we plan to open or acquire between 33 and 37 restaurants, predominantly under the Village Inn brand.”

“To strengthen the focus on the individual brands, we have eliminated the COO position.  We have appointed Jeff Guido as president of the Village Inn brand and are in a search for a president of the Bakers Square brand.  Our advertising agency, Catapult Marketing, has developed a new creative strategy for fiscal 2006 for both brands, aimed at increasing entrée counts.  There have been many valuable learnings over the course of the Bakers Square re-positioning initiative.  This re-positioning effort will continue to evolve in fiscal 2006.”

Net revenues for the fiscal year ended November 3, 2005, were $412.7 million, an increase of 3.2% over the $399.7 million reported in the comparable period ended October 28, 2004, due to the incremental sales at the sixteen net new restaurants opened throughout fiscal 2005.  Comparable restaurant sales for fiscal 2005 declined 1.3% versus fiscal 2004.  Comparable restaurant sales for Village Inn increased 0.9%, while Bakers Square comparable restaurant sales decreased 3.1%.  Net income for the fiscal year ended November 3, 2005 was $3.5 million versus a net loss in the comparable period in 2004 of $2.5 million, which included the pre-tax litigation settlement charge of $3.2 million and pre-tax debt extinguishment costs totaling $6.9 million.  Adjusted EBITDA for fiscal 2005 was $54.3 million versus $53.6 million for fiscal 2004.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year, which historically ended on the last Sunday in October, is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Beginning January 22, 2004, we changed our fiscal year so that it ends on the Thursday nearest to October 31st of each year. This change was made to facilitate restaurant operations by moving the end of our fiscal periods and weekly reporting and payroll periods away from weekends when our restaurants are busier.  There were 371 days in fiscal 2005 and 368 days in fiscal 2004.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not

calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on January 27, 2006 at 1:00 p.m. Eastern Time.  The conference call can be accessed by dialing 1-800-946-0741, Conference ID 6897042.  A recording of the conference call will be available after 3:00 p.m. Eastern Time January 27, by dialing 1-888-203-1112, Conference ID 6897042.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. As of January 12, 2005, VICORP, founded in 1958, has 391 restaurants in 25 states, consisting of 295 company-operated restaurants and 96 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Registration Statement dated July 9, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#  #  #

VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

 (In thousands)

	For the fiscal quarter ended	For the fiscal quarter ended	Year Ended	Year Ended
	November 3,	October 28,	November 3,	October 28,
	2005	2004	2005	2004
	(Unaudited)
Revenues:
Restaurant operations	$119,337	$114,320	$407,424	$394,667
Franchise operations	1,577	1,562	5,280	5,057
	120,914	115,882	412,704	399,724
Costs and expenses:
Restaurant costs:
Food	30,063	29,627	106,370	106,294
Labor	39,857	38,126	132,000	127,251
Other operating expenses	34,492	30,953	112,314	105,438
Franchise operating expenses	669	706	2,181	2,311
General and administrative expenses	7,863	7,691	26,975	25,193
Litigation settlement	—	3,168	(408)	3,168
Employee compensation expense	600	—	600	—
Transaction expenses	—	80	15	125
Management fees	262	261	850	1,159
Asset impairments	—	1,079	—	1,101
Operating profit	7,108	4,191	31,807	27,684
Interest expense	(8,920)	(8,299)	(28,951)	(26,787)
Debt extinguishment costs	—	—	—	(6,856)
Other income, net	308	361	745	522
Income (loss) before income taxes	(1,504)	(3,747)	3,601	(5,437)
Provision for income taxes (benefit)	(934)	(1,869)	138	(2,912)
Net income (loss)	(570)	(1,878)	3,463	(2,525)
Preferred stock dividends and accretion	(2,977)	(2,421)	(8,941)	(7,665)
Net loss attributable to common stockholders	$(3,547)	$(4,299)	$(5,478)	$(10,190)

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR

(Unaudited)

(In thousands)

	For the fiscal quarter ended	For the fiscal quarter ended	Year Ended	Year Ended
	November 3,	October 28,	November 3,	October 28,
	2005	2004	2005	2004

Net income (loss)	$(570)	$(1,878)	$3,463	$(2,525)
Provision for income taxes (benefit)	(934)	(1,869)	138	(2,912)
Interest expense	8,920	8,299	28,951	26,787
Depreciation & amortization	6,737	5,975	20,481	18,962
EBITDA	14,153	10,527	53,033	40,312
Adjustments to EBITDA:
Impairment of assets	—	1,079	—	1,101
Asset retirement expense	36	321	110	438
Litigation settlement	—	3,168	(408)	3,168
Debt extinguishment costs	—	—	—	6,856
Transaction expense	—	80	15	125
Amortization of rent related adjustments (a)	478	483	1,582	1,597
Total Adjustments	514	5,131	1,299	13,285
ADJUSTED EBITDA	14,667	15,658	54,332	53,597
Net rent expense	5,077	4,863	18,343	17,387
ADJUSTED EBITDAR	$19,744	$20,521	$72,675	$70,984

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(In thousands, except share data)

	November 3, 2005	October 28, 2004
Assets
Current assets:
Cash and cash equivalents	$2,099	$1,332
Receivables, net	15,756	11,915
Inventories	12,425	12,245
Deferred income taxes, short-term	1,431	4,673
Prepaid expenses	3,425	3,194
Prepaid rent	2,172	238
Income tax receivable	733	270
Total current assets	38,041	33,867
Property and equipment, net	86,459	80,316
Assets under deemed landlord financing liability, net	126,146	110,342
Goodwill	91,881	91,881
Franchise rights, net	10,765	11,358
Trademarks and tradenames	42,600	42,600
Other assets, net	13,874	13,763
Total assets	$409,766	$384,127
Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$63	$201
Cash overdraft	6,341	3,190
Accounts payable	13,291	13,174
Accrued compensation	8,066	7,138
Accrued taxes	7,746	7,992
Other accrued expenses	12,992	18,520
Total current liabilities	48,499	50,215
Long-term debt	147,013	141,469
Capitalized lease obligations	185	248
Deemed landlord financing liability	132,038	114,670
Deferred income taxes, long-term	—	1,360
Other noncurrent liabilities	9,097	7,057
Total liabilities	336,832	315,019

Stock subject to repurchase	1,063	1,063

Stockholders’ equity:
VI Acquisition Corp.:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,944 shares issued and outstanding at November 3, 2005 and 68,659 shares issued and outstanding at October 28, 2004 (aggregate liquidation preference of $88,178 and $78,951, respectively)	89,287	80,022
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,395,255 shares issued and outstanding at November 3, 2005 and 1,386,552 shares issued and outstanding at October 28, 2004	—	—
Paid-in capital	2,465	2,426
Treasury stock, at cost, 923.87 shares of preferred stock and 80,603 shares of common stock at November 4, 2005 and October 28, 2004	(1,004)	(1,004)
Retained earnings (deficit)	(18,877)	(13,399)
Total stockholders’ equity	71,871	68,045
Total liabilities and stockholders’ equity	$409,766	$384,127